Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	The Plunkett Group
wrudolph@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2019 RESULTS

Reported earnings per share of $1.05

Net Sales of $610 million; sequential and year-over-year revenue growth across key end-use markets

Backlog up 9% sequentially and 44% year-over-year

Athens facility received four additional qualifications

PHILADELPHIA — April 25, 2019 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2019. For the quarter, the Company reported net income of $51.1 million, or $1.05 earnings per diluted share. The reported results included an $11.4 million, or $0.18 per share, benefit from an insurance recovery.

“Our third quarter results reflect the continued momentum we are driving across our core business as we delivered our ninth consecutive quarter of year-over-year earnings growth,” said Tony Thene, Carpenter Technology’s President and CEO.  “Our strong operational performance and healthy demand across our key end-use markets drove sequential volume growth and richer product mix.  Demand signals remain strong as backlog levels continue to increase, marking the eleventh consecutive quarter of growth.  We also continue to progress with obtaining the necessary qualifications for our Athens facility and received four additional qualifications in the current quarter.”

“From a commercial perspective, we generated sequential sales growth across four of our five end-use markets during the third quarter, which demonstrates our ability to capitalize on emerging demand and gain market share. In addition, backlog increased 9% sequentially and 44% compared to last year. This includes Aerospace and Defense where backlog increased across all of our major sub-markets. Customer engagement levels related to Athens qualifications remain high and we are working diligently with our partners to secure additional approvals and provide critical incremental capacity for the industry. Other key commercial highlights in the quarter include the Medical market where we delivered robust sequential and year-over-year growth due to our high-value offerings and expanded direct customer relationships.”

“As we continue to drive our core business forward, we remain committed to maintaining a balance between executing in the short-term and investing for the long-term. Looking to the longer term, we continue to take innovative action in significant growth areas like soft magnetics and additive manufacturing to accelerate profitable revenue growth to deliver increasing value to shareholders in the years ahead.”

Financial Highlights

	Q3	Q3	Q2
($ in millions)	FY2019	FY2018	FY2019
Net Sales	$609.9	$572.2	$556.5
Net Sales Excluding Surcharge (a)	$503.0	$472.5	$449.4
Operating Income	$73.2	$45.7	$55.4
Operating Income Excluding Special Items (a)	$73.2	$45.7	$56.6
Net Income	$51.1	$30.2	$35.5
Cash Provided from Operating Activities	$10.0	$73.4	$37.8
Free Cash Flow (a)	$(37.0)	$34.5	$(90.9)

(a)         Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2019 were $609.9 million compared with $572.2 million in the third quarter of fiscal year 2018, an increase of $37.7 million (6.6 percent), on 1.4 percent lower volume. Net sales excluding surcharge were $503.0 million, an increase of $30.5 million (6.5 percent) from the same period a year ago.

Operating income was $73.2 million compared to $45.7 million in the prior year period. These results primarily reflect strong commercial execution and improved end-use market conditions compared to the prior year period. The current quarter’s results include an $11.4 million, or $0.18 per share, benefit related to an insurance recovery.

Cash provided from operating activities in the third quarter of fiscal year 2019 was $10.0 million, compared to $73.4 million in the same quarter last year. The decrease in operating cash flow primarily reflects increased inventory partially offset by higher earnings in the current year quarter. Free cash flow in the third quarter of fiscal year 2019 was negative $37.0 million, compared to positive $34.5 million in the same quarter last year. The decrease in free cash flow was primarily due to lower cash from operating activities as well as increased capital expenditures in the current year quarter. Capital expenditures were $49.0 million in the third quarter of fiscal year 2019 compared to $25.2 million in the same quarter last year due to ongoing investment in target growth areas including additive manufacturing and soft magnetics.

Total liquidity, including cash and available revolver balance, was $285.9 million at the end of the third quarter of fiscal year 2019. This consisted of $18.9 million of cash and $267.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 25th at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2019. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2018, Form 10-Q for the quarters ended September 30, 2018 and December 31, 2018, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including LPW Technology Ltd.; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018

NET SALES	$609.9	$572.2	$1,738.8	$1,539.7
Cost of sales	486.7	476.2	1,416.9	1,272.3
Gross profit	123.2	96.0	321.9	267.4

Selling, general and administrative expenses	50.0	50.3	148.3	138.1
Operating income	73.2	45.7	173.6	129.3

Interest expense	(7.1)	(7.5)	(20.3)	(22.0)
Other income (expense), net	1.9	(0.5)	0.1	(0.7)

Income before income taxes	68.0	37.7	153.4	106.6
Income tax expense (benefit)	16.9	7.5	35.3	(39.1)

NET INCOME	$51.1	$30.2	$118.1	$145.7

EARNINGS PER COMMON SHARE:
Basic	$1.06	$0.63	$2.45	$3.06
Diluted	$1.05	$0.63	$2.43	$3.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.7	47.2	47.7	47.2
Diluted	48.1	47.7	48.1	47.5

Cash dividends per common share	$0.20	$0.18	$0.60	$0.54

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$118.1	$145.7
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	90.9	87.2
Deferred income taxes	7.0	(68.9)
Net pension expense	8.7	10.6
Share-based compensation expense	12.7	12.8
Net loss on disposals of property and equipment and assets held for sale	0.7	2.0
Gain on insurance recovery	(11.4)	—
Changes in working capital and other:
Accounts receivable	(12.1)	(54.4)
Inventories	(168.3)	(41.1)
Other current assets	7.6	(15.6)
Accounts payable	36.6	16.9
Accrued liabilities	(25.2)	5.5
Pension plan contributions	(4.3)	(5.7)
Other postretirement plan contributions	(2.5)	(2.5)
Other, net	(1.3)	(1.8)
Net cash provided from operating activities	57.2	90.7
INVESTING ACTIVITIES:
Purchases of property, plant, equipment and software	(130.7)	(80.9)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.3	2.0
Acquisition of businesses, net of cash acquired	(79.0)	(13.3)
Proceeds from sales of marketable securities	2.9	—
Proceeds from note receivable from the sale of equity method investment	—	6.3
Proceeds from insurance recovery	11.4	—
Net cash used for investing activities	(195.1)	(85.9)
FINANCING ACTIVITIES:
Net change in short-term credit agreement borrowings	127.0	—
Dividends paid	(28.9)	(25.8)
Proceeds from stock options exercised	3.7	4.5
Withholding tax payments on share-based compensation awards	(4.4)	(0.9)
Net cash provided from (used for) financing activities	97.4	(22.2)
Effect of exchange rate changes on cash and cash equivalents	3.2	(2.1)
DECREASE IN CASH AND CASH EQUIVALENTS	(37.3)	(19.5)
Cash and cash equivalents at beginning of period	56.2	66.3
Cash and cash equivalents at end of period	$18.9	$46.8

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$18.9	$56.2
Accounts receivable, net	390.1	378.5
Inventories	861.0	689.2
Other current assets	39.2	54.9
Total current assets	1,309.2	1,178.8
Property, plant and equipment, net	1,350.8	1,313.4
Goodwill	327.9	268.7
Other intangibles, net	69.4	63.3
Deferred income taxes	4.6	4.3
Other assets	178.3	178.5
Total assets	$3,240.2	$3,007.0

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$127.0	$—
Accounts payable	252.0	214.7
Accrued liabilities	138.4	148.6
Total current liabilities	517.4	363.3
Long-term debt	549.0	545.7
Accrued pension liabilities	280.1	288.8
Accrued postretirement benefits	109.7	108.2
Deferred income taxes	159.8	161.6
Other liabilities	66.6	53.5
Total liabilities	1,682.6	1,521.1

STOCKHOLDERS’ EQUITY
Common stock	279.0	278.6
Capital in excess of par value	319.6	310.0
Reinvested earnings	1,566.1	1,475.9
Common stock in treasury, at cost	(335.6)	(338.8)
Accumulated other comprehensive loss	(271.5)	(239.8)
Total stockholders’ equity	1,557.6	1,485.9
Total liabilities and stockholders’ equity	$3,240.2	$3,007.0

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Pounds sold (000):
Specialty Alloys Operations	65,296	66,866	189,678	188,136
Performance Engineered Products	3,540	2,946	9,572	9,754
Intersegment	(918)	(914)	(1,798)	(5,382)
Consolidated pounds sold	67,918	68,898	197,452	192,508

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$393.3	$381.3	$1,111.0	$1,038.7
Surcharge	105.0	101.1	324.4	246.9
Specialty Alloys Operations net sales	498.3	482.4	1,435.4	1,285.6

Performance Engineered Products
Net sales excluding surcharge	125.9	107.5	343.3	312.6
Surcharge	2.8	0.4	10.1	0.8
Performance Engineered Products net sales	128.7	107.9	353.4	313.4

Intersegment
Net sales excluding surcharge	(16.2)	(16.3)	(45.5)	(53.5)
Surcharge	(0.9)	(1.8)	(4.5)	(5.8)
Intersegment net sales	(17.1)	(18.1)	(50.0)	(59.3)

Consolidated net sales	$609.9	$572.2	$1,738.8	$1,539.7

Operating income:
Specialty Alloys Operations	$73.6	$58.0	$195.3	$158.3
Performance Engineered Products	16.6	5.4	28.3	18.1
Corporate costs	(17.3)	(18.0)	(51.5)	(44.9)
Intersegment	0.3	0.3	1.5	(2.2)
Consolidated operating income	$73.2	$45.7	$173.6	$129.3

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the CalRAM business, the LPW Technology Ltd. (LPW) business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet, CPP and LPW businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
OPERATING MARGIN EXCLUDING SURCHARGE AND SPECIAL ITEMS	2019	2018	2019	2018

Net sales	$609.9	$572.2	$1,738.8	$1,539.7
Less: surcharge	106.9	99.7	330.0	241.9
Net sales excluding surcharge	$503.0	$472.5	$1,408.8	$1,297.8

Operating income	$73.2	$45.7	$173.6	$129.3
Special items:
Acquisition-related costs	—	—	1.2	—
Operating income excluding special items	$73.2	$45.7	$174.8	$129.3

Operating margin	12.0%	8.0%	10.0%	8.4%

Operating margin excluding surcharge and special items	14.6%	9.7%	12.4%	10.0%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company.  In addition, management also believes that excluding the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share

Three months ended March 31, 2019, as reported	$68.0	$(16.9)	$51.1	$1.05
Special items:
None reported	—	—	—	—

Three months March 31, 2019, as adjusted	$68.0	$(16.9)	$51.1	$1.05

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended March 31, 2018, as reported	$37.7	$(7.5)	$30.2	$0.63
Special items:
Impact of US tax reform and other legislative changes	—	(1.6)	(1.6)	(0.03)

Three months ended March 31, 2018, as adjusted	$37.7	$(9.1)	$28.6	$0.60

* Impact per diluted share calculated using weighted average common shares outstanding of 47.7 million for the three months ended March 31, 2018.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine months ended March 31, 2019, as reported	$153.4	$(35.3)	$118.1	$2.43
Special items:
Acquisition-related costs	1.2	—	1.2	0.03

Nine months ended March 31, 2019, as adjusted	$154.6	$(35.3)	$119.3	$2.46

* Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the nine months ended March 31, 2019.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*
Nine months ended March 31, 2018, as reported	$106.6	$39.1	$145.7	$3.04
Special items:
Impact of US tax reform and other legislative changes	—	(67.6)	(67.6)	(1.41)

Nine months ended March 31, 2018, as adjusted	$106.6	$(28.5)	$78.1	$1.63

* Impact per diluted share calculated using weighted average common shares outstanding of 47.5 million for the nine months ended March 31, 2018.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
FREE CASH FLOW	2019	2018	2019	2018

Net cash provided from operating activities	$10.0	$73.4	$57.2	$90.7
Purchases of property, plant, equipment and software	(49.0)	(25.2)	(130.7)	(80.9)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.2	1.9	0.3	2.0
Acquisition of businesses, net of cash acquired	—	(13.3)	(79.0)	(13.3)
Proceeds from note receivable from the sale of equity method investment	—	6.3	—	6.3
Proceeds from insurance recovery	11.4	—	11.4	—
Dividends paid	(9.6)	(8.6)	(28.9)	(25.8)

Free cash flow	$(37.0)	$34.5	$(169.7)	$(21.0)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
NET SALES BY END-USE MARKET	2019	2018	2019	2018
End-Use Market Excluding Surcharge:
Aerospace and Defense	$273.8	$260.5	$747.6	$696.5
Medical	47.1	37.6	125.0	108.2
Energy	40.8	33.3	114.7	91.0
Transportation	33.5	33.9	94.3	94.2
Industrial and Consumer	71.9	72.2	224.0	214.0
Distribution	35.9	35.0	103.2	93.9

Total net sales excluding surcharge	503.0	472.5	1,408.8	1,297.8

Surcharge	106.9	99.7	330.0	241.9

Total net sales	$609.9	$572.2	$1,738.8	$1,539.7